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Exhibit 5.1


                               February 14, 1997


Chevron Corporation
575 Market Street
San Francisco, CA  94105


             Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

          With reference to the Registration Statement on Form S-8 to be filed by the Chevron Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to Deferred Compensation Obligations of Chevron Corporation in the principal amount of $20,000,000 and 292,237 shares of the Company's Common Stock issuable pursuant to the Company's Salary Deferral Plan for Management Employees (the "Plan"), it is our opinion that such Deferred Compensation Obligations and such shares of Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                  Very truly yours,

                                  /s/ Pillsbury Madison & Sutro LLP

                                  PILLSBURY MADISON & SUTRO LLP


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